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                                                                      EXHIBIT 11


                       NANOPHASE TECHNOLOGIES CORPORATION

                STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)

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

                                                  THREE MONTHS ENDED SEPTEMBER 30       NINE MONTHS ENDED SEPTEMBER 30,
                                                --------------------------------------   ------------------------------
                                                      1998                 1997               1998            1997
                                                ----------------     -----------------   --------------  --------------
HISTORICAL:

Weighted average common shares outstanding            12,507,068                77,586       12,365,738          77,586
                                                ================     =================   ==============  ==============

Net loss                                        $     (1,420,851)    $        (638,525)  $   (3,907,665) $   (3,304,416)
                                                ================     =================   ==============  ==============

Net loss per common share                       $          (0.11)    $           (8.23)  $        (0.32) $       (42.59)
                                                ================     =================   ==============  ==============

PRO FORMA:
Weighted average common shares outstanding            n/a                       77,586         n/a               77,586
Weighted average preferred shares outstanding         n/a                    7,929,806         n/a            7,585,514
                                                ----------------     -----------------   --------------  --------------

    Total                                             n/a                    8,007,392         n/a            7,663,100
                                                ================     =================   ==============  ==============

Net loss                                              n/a            $        (638,525)        n/a          $(3,304,416)
                                                ================     =================   ==============  ==============

Pro forma net loss per common share                   n/a            $           (0.08)        n/a          $    (0.43)
                                                ================     =================   ==============  ==============
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